METROPOLITAN SERIES FUND, INC.

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METROPOLITAN SERIES FUND, INC.

BlackRock Money Market Portfolio

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting (the “Meeting”) of the shareholders of the BlackRock Money Market Portfolio (the “Portfolio”) of Metropolitan Series Fund, Inc. (the “Fund”) will be held at 10:00 a.m. Eastern Time on March 19, 2010, at the offices of MetLife Advisers, LLC (the “Manager”), 501 Boylston Street, Boston, Massachusetts 02116 for the following purposes:

1.	To approve, with respect to the Portfolio, an amended and restated subadvisory agreement between the Manager and BlackRock Advisors, LLC.

2.	To approve, with respect to the Portfolio, an amended and restated advisory agreement between the Fund and the Manager.

3.	To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Shareholders of record as of 4:00 p.m. Eastern Time on December 31, 2009, are entitled to notice of and to vote at the Meeting and any adjourned session thereof.

By order of the Board of Directors of the Fund,

Michael P. Lawlor, Assistant Secretary

January     , 2010

NOTICE: YOUR VOTE IS IMPORTANT. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU CAN ALSO VOTE BY PHONE OR ELECTRONICALLY BY FOLLOWING THE SIMPLE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED VOTING INSTRUCTION FORM. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

METROPOLITAN SERIES FUND, INC.

BlackRock Money Market Portfolio

501 Boylston Street

Boston, Massachusetts 02116

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of voting instructions by the Board of Directors (the “Board of Directors” or the “Directors”) of Metropolitan Series Fund, Inc. (the “Fund”) for use at the special meeting (the “Meeting”) of shareholders of the BlackRock Money Market Portfolio (the “Portfolio”). The Meeting will be held at 10:00 a.m. Eastern Time on March 19, 2010, at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116. This Proxy Statement and its enclosures are being mailed to shareholders of the Portfolio beginning on or about January 22, 2010. Shareholders of record at the close of business on December 31, 2009 (the “Record Date”) are entitled to vote on the proposals, as set forth below.

THE PROPOSALS

As described below, this Proxy Statement relates to the proposal to approve for the Portfolio an amended and restated subadvisory agreement between MetLife Advisers, LLC, the Fund’s investment adviser (the “Manager”), and BlackRock Advisors, LLC (“BlackRock Advisors”) (“Proposal 1”), and the proposal to approve for the Portfolio an amended and restated advisory agreement between the Fund, on behalf of the Portfolio, and the Manager (“Proposal 2”).

I. INTRODUCTION

The Fund, an open-end management investment company, is a Maryland corporation that was formed in 1982. The Fund is a series-type company with 36 series of investment portfolios. The Portfolio is one of those investment portfolios. The Manager currently serves as investment adviser to the Portfolio pursuant to an advisory agreement, dated May 1, 2003, between the Fund, on behalf of the Portfolio, and the Manager (the “Existing Advisory Agreement”). BlackRock Advisors acts as subadviser to the Portfolio pursuant to a subadvisory agreement dated January 31, 2005, as amended on February 3, 2005 and November 9, 2006, between BlackRock Advisors and the Manager (the “Existing Subadvisory Agreement”).

At a meeting of the Fund’s Board of Directors on November 18-19, 2009, the Manager proposed that (i) the Fund amend the Existing Subadvisory Agreement and (ii) the Fund amend the Existing Advisory Agreement. In response to these proposals, the Board of Directors approved an amended and restated Existing Subadvisory Agreement between the Manager and BlackRock Advisors, with respect to the Portfolio (the “Amended Subadvisory Agreement”), an amended and restated advisory agreement between the Fund, on behalf of the Portfolio, and the Manager (the “Amended Advisory Agreement”) and the calling of a shareholder meeting for the purpose of asking shareholders to act on Proposals 1 and 2.

If approved by shareholders, the Amended Subadvisory Agreement and the Amended Advisory Agreement will go into effect on May 1, 2010.

The Directors recommend that shareholders of the Portfolio approve the Amended Subadvisory Agreement and the Amended Advisory Agreement.

II. THE EXISTING AGREEMENTS

Description of the Existing Advisory Agreement

The Manager currently serves as investment adviser to the Portfolio pursuant to the Existing Advisory Agreement. The Existing Advisory Agreement was most recently approved by the Portfolio’s shareholders at a meeting held on April 27, 2001, in connection with a change in the investment adviser of the Portfolio. The Directors most recently approved the renewal of the Existing Advisory Agreement at a meeting held on November 18-19, 2009.

The Existing Advisory Agreement provides that the Manager will, subject to its rights to delegate any and all responsibilities to another party or parties, provide the Portfolio both portfolio management services and administrative services. The Manager furnishes or pays the expenses of the Portfolio for administrative services including office space, supplies, facilities, equipment and services of executive and other personnel of the Portfolio pursuant to the Existing Advisory Agreement.

Under the Existing Advisory Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.350% of the first $1 billion of the Portfolio’s average net assets, 0.300% of the next $1 billion of such assets and 0.250% of such assets in excess of $2 billion. The aggregate management fee payable by the Portfolio during the fiscal year ended December 31, 2009 was $7,154,884, which was 0.311% of the Portfolio’s average daily net assets. Absent applicable waivers, the aggregate management fee payable by the Portfolio during the fiscal year ended December 31, 2009 would have been $7,254,884, which would have been 0.315% of the Portfolio’s average daily net assets.

The Fund has adopted a distribution plan under Rule 12b-1 of the Investment Company Act of 1940 (the “1940 Act”) for the Portfolio’s Class B and Class E shares. For the fiscal year ended December 31, 2009, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $1,905,779 and $12,564, respectively, to affiliates of the Manager pursuant to the distribution plan. These figures reflect MetLife Investors Distribution Company’s voluntary waiver of a portion of these fees. Absent applicable waivers, the Class B shares and Class E shares of the Portfolio would have paid aggregate fees of $2,743,971 and $16,458, respectively.

Description of the Existing Subadvisory Agreement

BlackRock Advisors currently serves as investment subadviser to the Portfolio pursuant to the Existing Subadvisory Agreement. The Existing Subadvisory Agreement was most recently approved by the Portfolio’s shareholders at a meeting held on January 18, 2005, in connection with a change in the subadviser of the Portfolio from State Street Research & Management Company to BlackRock Advisors, LLC (formerly BlackRock Advisors, Inc.). The Directors most recently approved the renewal of the Existing Subadvisory Agreement at a meeting held on November 18-19, 2009.

Pursuant to the Existing Subadvisory Agreement, the Manager has delegated its portfolio management responsibilities for the Portfolio to BlackRock Advisors. The Existing Subadvisory Agreement requires BlackRock Advisors to manage, subject to the supervision of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. BlackRock Advisors is authorized to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by BlackRock Advisors. In connection with these services, BlackRock Advisors is obligated to make periodic reports to the Manager.

Under the Existing Subadvisory Agreement, the Manager pays a subadvisory fee to BlackRock Advisors at the annual rate of 0.080% of the first $500 million of the Portfolio’s average daily net assets, 0.070% of the next $500 million of such assets and 0.060% of the amount of such assets in excess of $1 billion. Under the Existing Subadvisory Agreement, for the fiscal year ended December 31, 2009, the Manager paid an aggregate subadvisory fee with respect to the Portfolio of $1,531,172 to BlackRock Advisors, which was 0.067% of the Portfolio’s average daily net assets.

III. THE PROPOSALS

Proposal 1: Approval of the Amended Subadvisory Agreement

Description of the Amended Subadvisory Agreement

The form of the Amended Existing Subadvisory Agreement appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the Amended Subadvisory Agreement, but for a complete understanding of the Amended Subadvisory Agreement you should read Appendix A.

The Amended Subadvisory Agreement requires BlackRock Advisors to manage the investment and reinvestment of the Portfolio’s assets, subject to the supervision of the Manager. The Amended Subadvisory Agreement requires that BlackRock Advisors do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information relating to the Portfolio, (ii) any additional policies or guidelines established by the Manager or by the Directors and (iii) other applicable laws and regulations. Subject to the foregoing, the Amended Subadvisory Agreement generally authorizes BlackRock Advisors to effect portfolio transactions in its discretion and without prior consultation with the Manager. The Amended Subadvisory Agreement also requires BlackRock Advisors to make periodic reports to the Manager.

Under the Amended Subadvisory Agreement, BlackRock Advisors will be compensated at the annual rate of 0.060% of the Portfolio’s average daily net assets. The Portfolio pays no fee to BlackRock Advisors under the Amended Subadvisory Agreement; fees to BlackRock Advisors are payable solely by the Manager.

The Amended Subadvisory Agreement provides that it shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or BlackRock Advisors (the “Independent Directors”), cast in person at a meeting called for the purpose of voting on such approval.

The Amended Subadvisory Agreement may be amended at any time by mutual consent of the Manager and BlackRock Advisors, provided that, if required by law (as may be modified by any exemptions received from the Securities and Exchange Commission (the “SEC”), or any rules or regulations adopted by, or interpretive guidance from, the SEC or its staff by the Manager or the Fund), such amendment shall also be approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

The Amended Subadvisory Agreement provides that, except as may otherwise be provided by applicable law, BlackRock Advisors and its officers, partners, managing directors, employees, affiliates and agents shall not be subject to any liability to the Manager, the Fund, the Portfolio or shareholders arising out of any investment or other act or omission rendered under the Amended Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of their obligations and duties.

The Amended Subadvisory Agreement may be terminated at any time on sixty days’ written notice to BlackRock Advisors, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio. The Amended Subadvisory Agreement provides that it will automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement. The Amended Subadvisory Agreement may also be terminated by BlackRock Advisors on sixty days’ written notice to the Manager and the Fund, or, if approved by the Board of Directors, by the Manager on sixty days’ written notice to BlackRock Advisors.

Comparison of the Existing Subadvisory Agreement and Amended Subadvisory Agreement

The principal terms of the Amended Subadvisory Agreement are identical to the terms of the Existing Subadvisory Agreement except that:

•	the subadvisory fee schedule for the Amended Subadvisory Agreement is lower than the Existing Subadvisory Agreement.

Under the Existing Subadvisory Agreement, the Manager pays a subadvisory fee to BlackRock Advisors at the annual rate of 0.080% of the first $500 million of the Portfolio’s average daily net assets, 0.070% of the next $500 million of such assets and 0.060% of the amount of such assets in excess of $1 billion. The Amended Subadvisory Agreement would reduce the subadvisory fee applicable to the Portfolio’s assets up to $1 billion to 0.060% of such assets. The subadvisory fee applicable to the Portfolio’s assets in excess of $1 billion would not change.

Under the Existing Subadvisory Agreement, the Manager paid an aggregate subadvisory fee to BlackRock Advisors with respect to the Portfolio of $1,531,172 for the fiscal year ended December 31, 2009. If the Amended Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by the Manager to BlackRock Advisors would have been $1,381,172. The difference between these amounts is $150,000 (or 0.007% of the Portfolio’s average daily net assets).

Additional Information

The information set forth in this Proxy Statement concerning the Amended Subadvisory Agreement has been provided to the Fund by BlackRock Advisors and the Manager.

Shareholder Voting

The vote required to approve the Amended Subadvisory Agreement is the lesser of (i) 67% of the shares of the Portfolio that are present at the Meeting, if the holders of more than 50% of the shares of the Portfolio outstanding as of the Record Date are present or represented by proxy at the Meeting, or (ii) more than 50% of the shares of the Portfolio outstanding on the Record Date. If the required vote is not obtained for the Portfolio, the Directors will consider what other actions to take in the best interests of the Portfolio.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE FOR THE AMENDED SUBADVISORY AGREEMENT.

ADDITIONAL INFORMATION ABOUT BLACKROCK ADVISORS

BlackRock Advisors Operations

BlackRock Advisors, LLC is an indirect subsidiary of BlackRock, Inc. BlackRock, Inc. is independent in ownership and governance, with no single majority stockholder and a majority of independent directors. The following entities own the following percentages of BlackRock, Inc.: Bank of America Corporation (34.2%); The PNC Financial Services Group (“PNC”) (24.5%); Barclays Bank PLC (“Barclays”) (19.8%); and institutional investors, employees and the public (21.5%). The approximate breakdown for voting common stock of BlackRock, Inc. is as follows: Bank of America owns 3.7%, PNC owns 35.2%, Barclays owns 4.8%, and institutional investors, employees and the public own 56.3%.

As of September 30, 2009, BlackRock, Inc. manages $1.43 trillion in assets worldwide across equity, fixed income, real estate, liquidity, alternatives, and asset allocation/balanced strategies for institutional and retail clients. As of the same date, Barclays Global Investors (“BGI”) manages $1.76 trillion assets worldwide. On December 1, 2009, BlackRock, Inc. completed the transaction combining BlackRock, Inc. with BGI.

BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055. The PNC Financial Services Group, Inc. is located at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, PA 15222. Bank of America Corporation is located at 100 North Tryon Street, Charlotte, NC 28255. Barclays Bank PLC is located at 1 Churchill Place, London, United Kingdom, E14 5-HP.

BlackRock Advisors acts as investment adviser or subadviser to the funds listed in the table below that have similar investment objectives to that of the Portfolio.

Fund	Est. Net Assets as of 9/30/2009	Annual Fee Rate as a Percentage of Average Annual Assets		Relationship (Adviser or Subadviser)

		First $1 billion	0.450%	Advisor
BlackRock Money Market	$1,399 million	$1 billion - $2 billion 0.400%
Fund – Inst. Shares*		$2 billion - $3 billion 0.375%
		Over $3 billion	0.350%
BlackRock Liquidity Funds TempFund – Inst. Shares	$64,281 million	First $1 billion Next $1 billion Next $1 billion Next $1 billion Next $1 billion Next $1 billion Next $1 billion Next $1 billion Over $8 billion	0.350% 0.300% 0.250% 0.200% 0.195% 0.190% 0.180% 0.175% 0.170%	Advisor
		First $1 billion	0.500%
BlackRock Money Market V.I.*	$238 million	$1 billion - $2 billion 0.450% $2 billion - $3 billion 0.400% $3 billion - $4 billion 0.375% $4 billion - $7 billion 0.350% $7 billion - $10 billion 0.325% $10 billion - $15 billion 0.300%		Advisor
Money Market Client A**	$579 million	0.060%		Subadvisor
Money Market Client B**	$1,172 million	0.065%		Subadvisor
Money Market Client C**	$993 million	First $500 million Next $500 million Over $1 billion	0.090% 0.070% 0.060%	Subadvisor

*	As of September 30, 2009, BlackRock Advisors has agreed to waive certain fees for both the BlackRock Money Market Fund and BlackRock Money Market V.I.
**	For confidentiality purposes, the names of the sub-advised relationships have been omitted. These represent accounts managed in a similar fashion to the Portfolio.

The principal executive officers and directors of BlackRock Advisors and their principal occupations are set forth below. The address of each such person is BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809.

Name	Position

Laurence Fink	Chief Executive Officer

Robert Kapito	President and Director

Scott Amero	Vice Chairman

Paul Audet	Vice Chairman and Director

Laurence Carolan	Director

Robert Connolly	General Counsel, Secretary and Managing Director

Robert Doll	Vice Chairman

Amy Engel	Treasurer and Managing Director

Robert Fairbairn	Vice Chairman

Blake Grossman	Vice Chairman

Bennett Golub	Vice Chairman and Chief Risk Officer

Charles Hallac	Vice Chairman and Co-Chief Operating Officer

Richard Kushel	Vice Chairman

Barbara Novick	Vice Chairman

Ann Marie Petach	Chief Financial Officer and Managing Director

Susan Wagner	Vice Chairman and Co-Chief Operating Officer

Proposal 2: Approval of the Amended Advisory Agreement

As described above, the Amended Subadvisory Agreement includes a fee schedule that is lower than the fee schedule under the Existing Subadvisory Agreement. As the Manager, not the Portfolio, pays the subadvisory fee, the Manager concluded that the reduced subadvisory fee schedule of the Amended Subadvisory Agreement rendered it reasonable and appropriate to reconsider the advisory fee schedule under the Existing Advisory Agreement.

Additionally, MetLife plans to seek the approval of the Securities and Exchange Commission for a substitution order under Section 26(b) of the Investment Company Act of 1940, as amended, that will allow, in effect, the assets of another money market fund to be contributed to the Portfolio (the “Planned Substitution”). As of September 30, 2009, this other money market fund had assets under management of approximately $578 million. The addition of these assets to the Portfolio will increase the scale of the Portfolio and will spread the Portfolio’s fixed expenses over a greater asset base, likely reducing the portion of the Portfolio’s fixed expenses each shareholder of the Portfolio must bear. The additional assets will also decrease the likelihood that the Portfolio’s asset size will decline in the future below the breakpoint in the advisory fee schedule of the Amended Advisory Agreement. In connection with proposing the Amended Advisory Agreement to the Board, the Manager represented that the Existing Advisory Agreement fee schedule was established at a time when pricing practices for funds, like the Portfolio, were different and when there was no near-term expectation that the total net assets of the Portfolio would reach the Portfolio’s current total net assets. Although the implementation of the Amended Advisory Agreement is not contingent on the Planned Substitution and there can be no assurance that the Planned Substitution will occur or will benefit the Portfolio, the Manager represented to the Board that it would not agree to manage any additional Portfolio assets that might arise out of the Planned Substitution under the Existing Advisory Agreement’s current fee schedule. Accordingly, the Manager proposed, and the Board approved, the removal of the final breakpoint in the Portfolio’s Existing Advisory Agreement in light of these and other factors, including that these changes were not immediately expected to increase the Portfolio’s advisory fee after considering the effect of the fee waivers described below.

Before proposing the Amended Advisory Agreement described below, the Manager agreed to reduce temporarily the management fee payable by the Portfolio to the Manager to the annual rate of 0.345% of the first $500 million of the Portfolio’s average daily net assets and 0.335% of the next $500 million of average daily net assets (the “Pre-Existing Waiver”). In connection with proposing the Amended Advisory Agreement described below, the Manager agreed, to the extent that it resulted in a lower management fee than the fee that results under the Existing Advisory Agreement together with the Pre-Existing Waiver, to apply the following revised management fee schedule to the Portfolio temporarily until the Meeting: 0.325% of the first $1 billion of the Portfolio’s average net assets, and 0.300% of average net assets in excess of $1 billion (the “Pre-Meeting Waiver”). If the Amended Advisory Agreement is approved by shareholders of the Portfolio, the Manager has agreed to reduce the management fee payable by the Portfolio to the Manager in respect of the first $1 billion of the Portfolio’s average daily net assets to the annual rate of 0.325% for the period from May 1, 2010 until April 30, 2011 (the “Contingent Waiver”). Based on the Portfolio’s assets on September 30, 2009, the weighted average management fee was 0.318% under the Existing Advisory Agreement (and 0.313% after applying the Pre-Existing Waiver), but would have been reduced to 0.311% if the Pre-Meeting Waiver had been in effect then too. If the Planned Substitution had occurred immediately prior to September 30, 2009, then on September 30, 2009, the Portfolio’s weighted average management fee under the Amended Advisory Agreement would have been 0.309%. The effect of the Pre-Meeting Waiver at the Portfolio’s total net assets on September 30, 2009 is the same as the effect of the revised fee schedule in the Amended Advisory Agreement together with the Contingent Waiver at the same total net asset level. However, if the Portfolio’s assets exceed $2.5 billion in the future, the Portfolio is not expected to benefit from Proposal 2 even after the application of the Contingent Waiver, except to the extent that the Portfolio may benefit from the Planned Substitution, if it occurs. As of September 30, 2009, the Portfolio’s assets were approximately $2.214 billion.

Description of the Amended Advisory Agreement

The Amended Advisory Agreement appears in Appendix B. The next several paragraphs briefly summarize some important provisions of the Amended Advisory Agreement, but for a complete understanding you should read Appendix B. The Board of Directors proposes that shareholders of the Portfolio approve the Amended Advisory Agreement, which changes the Existing Advisory Agreement’s fee schedule. Under the Amended Advisory Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.350% of the first $1 billion of the Portfolio’s average net assets and 0.300% of such assets in excess of $1 billion. If both the Amended Advisory Agreement and the Amended Subadvisory Agreement go into effect, the Manager’s gross profit margin with respect to the Portfolio’s assets in excess of $2,000,000,000, if any, will be increased by 0.05%. Other than with respect to this new advisory fee schedule, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.

Comparison of the Existing Advisory Agreement and Amended Advisory Agreement

As stated above, other than with respect to the new advisory fee schedule, the Amended Advisory Agreement is identical to the Existing Advisory Agreement.

The table below compares the annual operating expenses under the current advisory fee schedule for the year ended December 31, 2009 to the estimated annual operating expenses under the proposed advisory fee schedule assuming the new fee schedule had been in effect for the year ended December 31, 2009. The expense information in this Proxy Statement does not reflect charges associated with separate accounts or variable insurance or annuity contracts; if it did, fees and expenses would be higher than shown. These charges may include, among others, sales charges, redemption fees, surrender fees, exchange fees and account fees.

Annual Portfolio Operating Expenses

(expenses that are deducted from the Portfolio assets)

	Class A		Class B		Class E
	Existing Advisory Agreement	Amended Advisory Agreement	Existing Advisory Agreement	Amended Advisory Agreement	Existing Advisory Agreement	Amended Advisory Agreement
Management Fees	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%
Distribution and Service (12b-1) Fees (1)	None	None	0.25%	0.25%	0.15%	0.15%
Other Expenses (2)	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Total Annual Fund Operating Expenses	0.37%	0.37%	0.62%	0.62%	0.52%	0.52%
Fee Waiver (3)(4)	-0.01%	-0.01%	-0.01%	-0.01%	-0.01%	-0.01%
Net Operating Expenses (1)(2)(3)(4)	0.36%	0.36%	0.61%	0.61%	0.51%	0.51%

(1)	MetLife Investors Distribution Company voluntarily waived a portion of the fees for Classes B and E. These waivers amounted to (0.08%) for Class B and (0.04%) for Class E. If these waivers were reflected in the chart, the Portfolio’s Net Operating Expenses would have been 0.53% for Class B and 0.47% for Class E shares.
(2)	Other Expenses include the expenses paid by the Portfolio to participate in the U.S. Treasury’s Temporary Guarantee Program for Money Market Funds. Those expenses amounted to 0.03% for the period.
(3)	The Manager has contractually agreed, for the period May 1, 2009 through April 30, 2010, to reduce the management fee payable by the Portfolio to the Manager to the annual rate of 0.345% for the first $500 million of the Portfolio’s average daily net assets and 0.335% for the next $500 million.
(4)	If the Amended Advisory Agreement is approved, the Manager will contractually agree, for the period May 1, 2010 through April 30, 2011, to reduce the management fee payable by the Portfolio to the Manager to the annual rate of 0.325% for the first $1 billion of the Portfolio’s average daily net assets.

The following tables are intended to help you compare the cost of investing in the Portfolio under the proposed advisory fee schedule versus the current advisory fee schedule. The tables assume that you invest $10,000 in the Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The tables also assume that your investment has a 5% return each year, that you reinvest all of your dividends and that the Portfolio’s operating expenses remain the same. The table does not reflect additional fees charged by separate accounts or variable insurance or annuity contracts; if it did, fees and expenses would be higher than shown. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Examples of Portfolio Expenses

	Existing Advisory Agreement

	One Year	Three Years	Five Years	Ten Years

Class A	$37	$118	$207	$467

Class B	$62	$198	$345	$773

Class E	$52	$166	$290	$652

	Amended Advisory Agreement

	One Year	Three Years	Five Years	Ten Years

Class A	$37	$118	$207	$467

Class B	$62	$198	$345	$773

Class E	$52	$166	$290	$652

The aggregate advisory fee for the Portfolio during the year ended December 31, 2009 was $7,254,884. That fee would have been $7,405,860 had the Amended Advisory Agreement been in effect during that period. The difference between these amounts is $150,976 (or 0.007% of the Portfolio’s average daily net assets). The aggregate advisory fee paid by the Portfolio after applicable waivers during the year ended December 31, 2009 was $7,154,884. The fee paid would have been $7,155,860 had the Amended Advisory Agreement and the Contingent Waiver been in effect during that period. The difference between these amounts is $976 (or 0.00004% of the Portfolio’s average daily net assets).

Basis for the Directors’ Recommendation

At a meeting of the Board of Directors of the Fund on November 18-19, 2009, the Directors determined that the Proposals were in the Portfolio’s best interest and that it was appropriate and desirable to call a meeting of shareholders of the Portfolio and solicit shareholders’ approval of the Proposals. The Board of Directors of the Fund also approved the Amended Advisory Agreement and the Amended Subadvisory Agreement. Prior to making these conclusions, the Board of Directors, including the Independent Directors, considered a wide range of information of the type they regularly consider when determining whether to continue the Fund’s advisory and subadvisory agreements. In doing so, the Directors did not identify any single factor as determinative but took into account a number of factors.

The Directors considered the nature, extent and quality of the services to be provided to the Portfolio by the Manager and BlackRock Advisors. In this regard, the Directors considered presentations by Fund officers and representatives of the Manager and BlackRock Advisors. The Directors also reviewed materials provided by the Manager and BlackRock Advisors (the “Director Materials”). These presentations and the Director Materials contained information that assisted the Directors in assessing the Manager’s and BlackRock Advisors’ organizational structure, personnel, investment capacity and regulatory/compliance capabilities, as well as BlackRock Advisors’ investment process, investment philosophy, performance record and trade execution capabilities. It was noted that BlackRock Advisors has substantial experience in managing portfolios that invest in money market instruments similar to those in which the Portfolio invests. In this regard, the Directors considered a comparison of the performance of mutual funds and accounts managed by BlackRock Advisors that invest in money market instruments similar to those in which the Portfolio invests, including information prepared by Morningstar comparing that fund’s performance to a group of peer funds. The Directors concluded that they were satisfied with the nature, extent and quality of the services to be provided to the Portfolio by BlackRock Advisors.

The Directors considered that, other than the fee schedule changes, the Amended Advisory Agreement is identical to the Existing Advisory Agreement and the Amended SubAdvisory Agreement is identical to the Existing SubAdvisory Agreement. The Directors considered the advisory fee proposed to be paid by the Portfolio to the Manager and its expected effect on the total expenses of the Portfolio. The Directors reviewed presentations by Fund officers and considered comparative information on fees paid and expenses incurred by similar funds that the Board received in connection with its annual consideration of the continuation of the Fund’s advisory or subadvisory agreements. In particular, the Directors considered the fact that the subadvisory fee schedule for BlackRock Advisors set forth in the Amended Subadvisory Agreement is lower than the fee schedule in the Existing Subadvisory Agreement. The Directors concluded that the proposed subadvisory fee to be paid to BlackRock Advisors was reasonable and the result of arm’s-length negotiations between the Manager and BlackRock Advisors.

The Directors considered that the removal of the breakpoint in the advisory fee payable to the Manager on assets over $2 billion under the Amended Advisory Agreement was designed to reflect current fund pricing practices and, after giving effect to the Pre-Meeting Waiver, was expected by the Manager to result in a slight decrease in the Portfolio’s advisory fee at the Portfolio’s asset levels on September 30, 2009. Because the total fees to be received by the Manager and BlackRock Advisors were expected to decrease for the period of the Pre-Meeting Waiver, the Directors did not make any conclusions regarding the Manager’s profitability; however, the Directors noted that they had received information regarding the Manager’s profitability in connection with their consideration of the Existing Advisory Agreement on November 18-19, 2009.

The Directors considered the extent to which economies of scale may be realized if the Portfolio grew and whether Amended Advisory Agreement’s fee schedule reflects these possible economies of scale for the benefit of shareholders in the Portfolio. In this regard, the Directors primarily considered the breakpoint in the Amended Advisory Agreement’s fee schedule and how possible benefits from economies of scale, including as a result of the Planned Substitution, may be realized by the various parties. The Directors also considered comparative breakpoint information of similar funds that they received in connection with the Board’s annual consideration of the continuation of the Fund’s advisory and subadvisory agreements. The Directors concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Portfolio.

The Directors also took into account BlackRock Advisors’ substantial experience and reputation as a manager of portfolios of money market instruments, along with the prominence of the BlackRock Advisors name in the marketplace for investment advice, and concluded that this might benefit the marketability of the insurance products that invest in the Portfolio.

The Directors also considered numerous additional factors that they felt were relevant, including information about the Manager’s and BlackRock Advisors’ organizational structure and financial condition.

Based on their evaluation of the factors described above, and assisted by independent counsel, the Directors, including the Independent Directors, concluded that the Proposals were in the Portfolio’s best interest and approved the Amended Advisory Agreement and Amended Subadvisory Agreement.

Additional Information

Proposals 1 and 2 may affect the profitability of the Manager. Accordingly, the Manager may benefit if Proposals 1 and 2 are approved. Certain Interested Directors and certain officers of the Fund may be owners of shares of MetLife or its affiliates, and consequently, if the Portfolio’s shareholders approve the Amended Advisory Agreement, may stand to benefit from such change. Similarly, the Insurance Companies (as defined below) may also stand to benefit indirectly from such change.

The information set forth in this Proxy Statement concerning the Amended Advisory Agreement has been provided to the Fund by the Manager.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 19, 2010.

This proxy statement and the Portfolio’s most recent reports to shareholders are available at www.metlife.com/msf.

Shareholder Voting Regarding the Amended Advisory Agreement

The vote required to approve the Amended Advisory Agreement is the lesser of (i) 67% of the shares of the Portfolio that are present at the Meeting, if the holders of more than 50% of the shares of such portfolio outstanding as of the Record Date are present or represented by proxy at the Meeting, or (ii) more than 50% of the shares of the Portfolio outstanding on the Record Date. If the required vote is not obtained for the Portfolio, the Directors will consider what other actions to take in the best interests of the Portfolio.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE PORTFOLIO VOTE FOR THE AMENDED ADVISORY AGREEMENT.

IV. Other Information

Information about Voting Instructions and the Conduct of the Meeting

Solicitation of Voting Instructions. Voting instructions will be solicited primarily by mailing this Proxy Statement and its enclosures, but voting instructions may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Fund or by its agents. In addition, Computershare Fund Services, Inc. has been engaged to assist in the solicitation of proxies, at a total estimated cost of approximately $            . The Manager has agreed to bear all of the costs of the Meeting, including the costs of printing and mailing this proxy statement and soliciting voting instructions.

Voting Process. The shares of the Portfolio are currently sold to Metropolitan Life Insurance Company (“MetLife”) and its insurance company affiliates (collectively, the “Insurance Companies”) as the record owners for allocation to the corresponding investment divisions or sub-accounts of certain of their separate accounts that are registered as investment companies with the SEC. Most of the shares of the Portfolio are attributable to variable life insurance or variable annuity contracts (“Contracts”) issued by the Insurance Companies. Other outstanding Portfolio shares are not attributable to Contracts, because such shares are (a) held in a separate account that is not registered as an investment company, or (b) held in the Insurance Company’s general account rather than in a separate account.

Record owners of the shares of the Portfolio as of the Record Date will be entitled to vote and may cast one vote for each share held. A majority of the shares of the Portfolio outstanding as of the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of the Portfolio at the Meeting.

In determining whether a quorum is present, the tellers (persons appointed by the Fund to receive, count and report all ballots cast at the Meeting) will count shares represented by proxies that reflect abstentions as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in favor of any Proposal, these shares will have the same effect as if they cast votes against the Proposals.

In accordance with their understanding of presently applicable law, the Insurance Companies will vote the shares of the Portfolio that are attributable to the Contracts based on instructions received from owners of such Contracts that participate in the corresponding investment divisions in the separate accounts. The number of Portfolio shares held in the corresponding investment division of a separate account deemed attributable to each Contract owner is determined by dividing a variable life insurance policy’s or variable benefit option’s cash value or a variable annuity contract’s accumulation units (or if variable annuity payments are currently being made, the amount of the Insurance Company’s reserves attributable to that variable annuity contract), as the case may be, in that division by the net asset value of one share in the Portfolio.

The Portfolio currently issues Class A shares, Class B shares and Class E shares, which, among other things, have different net asset values. Whether Class A shares, Class B shares or Class E shares are offered in connection with a given Contract depends on the particular Contract. Each Class A share, Class B share and Class E share has one vote. For purposes of determining the number of Portfolio shares for which a Contract owner is entitled to give voting instructions, the Insurance Companies use the per share net asset value for such class of Portfolio shares that are offered under that Contract. Fractional votes will be counted. The number of shares for which a Contract owner has a right to give voting instructions is determined as of the Record Date.

Portfolio shares held in an investment division attributable to Contracts for which no timely instructions are received or that are not attributable to Contracts will be represented at the Meeting by the record owners and voted in the same proportion as the shares for which voting instructions are received for all Contracts participating in that investment division. The Fund has been advised that Portfolio shares held in the general account or unregistered separate accounts of the Insurance Companies will be represented at the Meeting by the record owners and voted in the same proportion as the aggregate of (i) the shares for which voting instructions are received and (ii) the other shares that are voted in proportion to such voting instructions. Because the Portfolio uses proportional voting, a small number of shareholders may determine the outcome of a vote, including the vote on the Proposals.

If an enclosed voting instruction form is completed, executed and returned, it may nevertheless be revoked at any time before the Meeting by a written revocation or later voting instruction form.

For instructions on how to attend the meeting and vote in person, please call             .

Adjournments; Other Business. An adjournment of the Meeting requires the vote of a majority of the total number of shares of the Portfolio that are present in person or by proxy and entitled to vote. The Meeting has been called to transact any business that properly comes before it. The only business that management of the Fund intends to present or knows that others will present are the Proposals. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Fund has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings. Under the Bylaws, the Fund is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the 1940 Act. Shareholder proposals to be presented at any future meeting of shareholders of the Portfolio or the Fund must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting.

Reasons for Submitting Proposal 1 to a Shareholder Vote

The 1940 Act generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund’s shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Manager, however, has received from the SEC an exemption from the shareholder approval voting requirement in certain circumstances (the “SEC Exemption”). Subject to certain conditions, the SEC Exemption permits the Manager to enter into subadvisory agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio’s shareholders, including agreements with new subadvisers that are not affiliated persons of the Manager or the Fund other than by reason of serving as subadviser to one or more series of the Fund. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act.

Although the Manager may enter into a new subadvisory agreement without shareholder approval, the Fund is submitting Proposal 1 for the approval of shareholders of the Portfolio because the Manager believes Proposals 1 and 2 are closely related. Because the two Proposals are closely related, the Board of Directors wishes to secure the approval of shareholders of the Portfolio for both Proposals. If the Portfolio’s shareholders approve neither Proposal 1 nor Proposal 2 or approve Proposal 2 but not Proposal 1, the Board of Directors reserves the right to approve and implement the Amended Subadvisory Agreement with BlackRock Advisors LLC in accordance with the terms of the SEC Exemption.

Information about the Manager

The Manager is a Delaware limited liability company. MetLife Investors Group, Inc. (“Met Investors Group”) owns all of the voting interest in the Manager. Met Investors Group is a wholly owned subsidiary of MetLife Inc. (“MetLife”), a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board and President of the Manager is Elizabeth M. Forget. Ms. Forget, Paul G. Cellupica, and Alan C. Leland, Jr. are the Manager’s directors. Ms. Forget is the President and Chief Executive Officer of the Fund, and her principal occupation is Senior Vice President of MetLife. Mr. Cellupica does not have a position with the Fund, and his principal occupation is Chief Counsel, Securities Regulation & Corporate Services, of MetLife. Mr. Leland is a Senior Vice President of the Fund and Vice President of MetLife, and his principal occupation is Treasurer and Chief Financial Officer of the Manager. The address of Ms. Forget and Mr. Cellupica is 1095 Avenue of the Americas, New York,

New York 10036. The address of the Manager and Mr. Leland is 501 Boylston Street, Boston, Massachusetts 02116. The address of Met Investors Group is 22 Corporate Plaza Dr., Newport Beach, CA 92660. The address of MetLife is 200 Park Avenue, New York, NY 10166.

Mr. Arthur G. Typermass, a Director of the Fund, is a former employee of Metropolitan Life Insurance Company and owns securities issued by MetLife.

Information about the Fund

Copies of the most recent annual report and the most recent semiannual report succeeding the most recent annual report of the Fund, if any, may be obtained without charge by calling (800) 638-7732 or by writing to Michael P. Lawlor, Metropolitan Series Fund, Inc., c/o MetLife Advisers, LLC at 501 Boylston Street, Boston, Massachusetts 02116. This Proxy Statement, the most recent annual report to Shareholders, and any amendments or supplements to the foregoing material that are required to be furnished to Shareholders are available on the Internet at www.metlife.com/msf.

Ownership of Shares

As of the Record Date, the following number of shares of the Portfolio were outstanding and entitled to vote:

Shares Outstanding on Record Date

Class A	10,238,232.274
Class B	9,929,052.380
Class E	99,585.094

All of the shares of the Portfolio are held of record by the Insurance Companies for allocation to the corresponding investment divisions or sub-accounts of certain of their separate accounts. Because the Insurance Companies own 100% of the Shares of the Fund, they may be deemed to be in control (as that term is defined in the 1940 Act) of the Fund. Shares of the Portfolio are not offered for direct purchase by the investing public.

The Insurance Companies have informed the Fund that as of the Record Date, there were no persons owning Contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of the voting securities of the Portfolio. The Fund has been informed that the officers and Directors as a group owned less than 1% of the outstanding shares of the Portfolio.

Principal Underwriter

MetLife Investors Distribution Company is the principal underwriter and distributor of the Fund. The address of MetLife Investors Distribution Company is 5 Park Plaza, Irvine, CA 92614.

Appendix A

METROPOLITAN SERIES FUND, INC.

AMENDED AND RESTATED SUBADVISORY AGREEMENT

(BlackRock Money Market Portfolio)

This Subadvisory Agreement (this “Agreement”) is entered into as of                     , 2010 by and between MetLife Advisers, LLC, a Delaware limited liability company (the “Manager”), and BlackRock Advisors, LLC, a Delaware limited liability company (the “Subadviser”).

WHEREAS, the Manager has entered into an Advisory Agreement dated May 1, 2003 (the “Advisory Agreement”) with Metropolitan Series Fund, Inc. (the “Fund”), pursuant to which the Manager provides portfolio management and administrative services to the BlackRock Money Market Portfolio (the “Portfolio”);

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers;

WHEREAS, the Manager desires to retain the Subadviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Subadviser agree as follows:

1. Subadvisory Services.

a. The Subadviser shall, subject to the supervision of the Manager and in cooperation with the Manager, as administrator, or with any other administrator appointed by the Manager (the “Administrator”), manage the investment and reinvestment of the assets of the Portfolio. The Subadviser shall invest and reinvest the assets of the Portfolio in conformity with (1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Portfolio (the “Prospectus”), (2) any additional policies or guidelines established by the Manager or by the Fund’s Directors that have been furnished in writing to the Subadviser and (3) the provisions of the Internal Revenue Code (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code) and “segregated asset accounts” (as defined in Section 817 of the Code) including, but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the “Policies”), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the “1940 Act”) the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange

Commission (“SEC”) (“SEC Positions”); provided, however, that the Manager agrees to inform the Subadviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Portfolio might otherwise make (“Insurance Restrictions”), and to inform the Subadviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

b. The Subadviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning portfolio transactions and the investment performance of the Portfolio in such form as may be mutually agreed upon, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Manager, the Administrator or the Fund at their reasonable request. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817 (h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall also provide the Manager, the Administrator or the Fund with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Fund from time to time, including without limitation all material as reasonably may be requested by the Directors of the Fund pursuant to Section 15(c) of the 1940 Act. The Subadviser shall furnish the Manager (which may also provide it to the Fund’s Board of Directors) with copies of all material comments that are directly related to the Portfolio and the services provided under this Agreement received from the SEC following routine or special SEC examinations or inspections.

c. The Subadviser shall provide to the Manager a copy of the Subadviser’s Form ADV as filed with the SEC and any amendments or restatements thereof in the future and a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.

d. Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

e. As the delegate of the Directors of the Fund, the Subadviser shall be responsible for providing reasonable and good faith fair valuations for any securities in the Portfolio for which current market quotations are not readily available or reliable.

f. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

2. Obligations of the Manager.

a. The Manager shall provide (or cause the Fund’s custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

b. The Manager has furnished the Subadviser a copy of the Prospectus and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Subadviser with relevant sections of minutes of meetings of the Directors of the Fund applicable to the Portfolio to the extent they may affect the duties of the Subadviser, and with copies of any financial statements or reports of the Fund with respect to the Portfolio to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement, including, but not limited to, timely information relating to any Insurance Restrictions.

c. The Subadviser agrees that all books and records which it maintains for the Fund are the Fund’s property. The Subadviser also agrees upon request of the Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Subadviser shall permit all books and records with respect to the Portfolio to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Subadviser further agrees to maintain and preserve the Fund’s books and records in accordance with the Investment Company Act and rules thereunder.

3. Custodian. The Manager shall provide the Subadviser with a copy of the Portfolio’s agreement with the custodian designated to hold the assets of the Portfolio (the “Custodian”) and any modifications thereto (the “Custody Agreement”). The assets of the Portfolio shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Subadviser shall provide timely instructions directly to the Fund’s custodian, in the manner and form as required by the Fund’s Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the Custodian.

4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Subadviser pursuant hereto, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Subadviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act in all respects. To the extent consistent with applicable law and then-current SEC positions, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser agrees that securities are to be purchased through brokers and dealers that, in the Manager’s best judgment, offer the best combination of price and execution. The Subadviser, in seeking to obtain best execution of portfolio transactions for the Portfolio, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Subadviser’s selection of a broker or dealer for transactions for the Portfolio may take into account such relevant factors as (i) price, (ii) the broker’s or dealer’s facilities, reliability and financial responsibility, (iii) when relevant, the ability of the broker to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order, (iv) the broker’s or dealer’s recordkeeping capabilities and (v) the research and other services provided by such broker or dealer to the Subadviser which are expected to enhance its general portfolio management capabilities (collectively, “Research”), notwithstanding that the Portfolio may not be the exclusive beneficiary of such Research. Commission rates, being a component of price is one factor considered together with other factors. The Subadviser shall not be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for the Portfolio or to select any broker-dealer on the basis of its purported posted commission rate. Accordingly, in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Adviser, in its discretion, may cause the Portfolio to pay a commission for effecting a transaction for the Portfolio in excess of the amount another broker or dealer would have charged for effecting that transaction. This may be done where the Subadviser has determined in good faith that the commission is reasonable in relation to the value of the brokerage and/or Research provided by the broker to the Subadviser. From time to time, when determined by the Subadviser in its capacity of a fiduciary to be in the best interest of the Portfolio, the Subadviser may purchase securities from or sell securities on behalf of the Portfolio to another account managed by the Subadviser at prevailing market levels in accordance with the procedures under Rule 17a-7 under the 1940 Act and other applicable law.

6. Compensation of the Subadviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.06% of the average daily net assets of the Portfolio during the Portfolio’s then-current fiscal year. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed-upon interval, the foregoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager’s obligation to pay the Subadviser the compensation provided for herein.

7. Non-Exclusivity. The Manager agrees that the services of the Subadviser are not to be deemed exclusive and that the Subadviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Subadviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement. The Manager recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager except in connection with the investment management services provided by the Subadviser hereunder.

8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Subadviser nor any of its officers, partners, managing directors, employees, affiliates or agents shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio for any loss arising from any claim or demand based upon, any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of its obligations and duties. The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

a. unless otherwise terminated, this Agreement shall continue in effect until two years following the date of its execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval;

b. this Agreement may at any time be terminated on sixty days’ written notice to the Subadviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

d. this Agreement may be terminated by the Subadviser on sixty days’ written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days’ written notice to the Subadviser; and

Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty. In the event of termination of this Agreement, all compensation due to the Subadviser through the date of termination will be calculated on a pro rata basis through the date of termination and paid on the first business day after the next succeeding month end.

10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Subadviser, provided that, if required by law (as may be modified by any exemptions received by the Manager), such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

11. Certain Definitions. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

12. General.

a. The Subadviser may perform its services through any employee, officer or agent of the Subadviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the Prospectus of the Portfolio shall perform the portfolio management duties described therein until the Subadviser notifies the Manager that one or more other employees, officers or agents of the Subadviser, identified in such notice, shall assume such duties as of a specific date. The Subadviser shall use commercially reasonable efforts to inform the Manager of any such events enough time prior to the event taking effect such that allows the Manager sufficient time to prepare and file any necessary supplement to the Prospectus.

b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

c. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

13. Use of Name.

It is understood that the phrase “BlackRock” and any logos associated with that name are the valuable property of the Subadviser, and that the Fund has the right to include such phrases as a part of the names of its series or for any other purpose only so long as this Agreement shall continue. Upon termination of this Agreement the Fund shall forthwith cease to use such phrases and logos.

METLIFE ADVISERS, LLC

By
Name:	Jeffrey L. Bernier
Title:	Senior Vice President

BLACKROCK ADVISORS, LLC

By
Name:	Anne Ackerley
Title:	Managing Director

Appendix B

METROPOLITAN SERIES FUND, INC.

AMENDED AND RESTATED ADVISORY AGREEMENT

(BlackRock Money Market Portfolio)

AGREEMENT made this      day of             , 2010 by and between METROPOLITAN SERIES FUND, INC., a Maryland corporation (the “Fund”) with respect to its BlackRock Money Market Portfolio (the “Portfolio”), and METLIFE ADVISERS, LLC, a Delaware limited liability company (the “Manager”).

WITNESSETH:

WHEREAS, the Fund and the Manager wish to enter into an agreement setting forth the terms upon which the Manager (or certain other parties acting pursuant to delegation from the Manager) will perform certain services for the Portfolio;

NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties agree as follows:

1. (a) The Fund hereby employs the Manager to furnish the Fund with Portfolio Management Services (as defined in Section 2 hereof) and Administrative Services (as defined in Section 3 hereof), subject to the authority of the Manager to delegate any or all of its responsibilities hereunder to other parties as provided in Sections 1(b) and (c) hereof. The Manager hereby accepts such employment and agrees, at its own expense, to furnish such services (either directly or pursuant to delegation to other parties as permitted by Sections 1(b) and (c) hereof) and to assume the obligations herein set forth, for the compensation herein provided. The Manager shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services (and assumption of related expenses) to one or more other parties (each such party, a “Sub-Adviser”), pursuant in each case to a written agreement with such Sub-Adviser that meets the requirements of Section 15 of the Investment Company Act of 1940 and the rules thereunder (the “1940 Act”) applicable to contracts for service as investment adviser of a registered investment company (including without limitation the requirements for approval by the directors of the Fund and the shareholders of the Portfolio), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission. Any Sub-Adviser may (but need not) be affiliated with the Manager. If different Sub-Advisers are engaged to provide Portfolio Management Services with respect to different segments of the Portfolio, the Manager shall determine, in the manner described in the prospectus of the Portfolio from time to time in effect, what portion of the assets belonging to the Portfolio shall be managed by each Sub-Adviser.

(c) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Administrative Services to one or more other parties (each such party, an “Administrator”) selected by the Manager. Any Administrator may (but need not) be affiliated with the Manager.

2. As used in this Agreement, “Portfolio Management Services” means management of the investment and reinvestment of the assets belonging to the Portfolio, consisting specifically of the following:

(a) obtaining and evaluating such economic, statistical and financial data and information and undertaking such additional investment research as shall be necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Portfolio in accordance with the Portfolio’s investment objectives and policies;

(b) taking such steps as are necessary to implement the investment policies of the Portfolio by purchasing and selling of securities, including the placing of orders for such purchase and sale; and

(c) regularly reporting to the Board of Directors of the Fund with respect to the implementation of the investment policies of the Portfolio.

3. As used in this Agreement, “Administrative Services” means the provision to the Fund, by or at the expense of the Manager, of the following:

(a) office space in such place or places as may be agreed upon from time to time by the Fund and the Manager, and all necessary office supplies, facilities and equipment;

(b) necessary executive and other personnel for managing the affairs of the Portfolio, including personnel to perform clerical, bookkeeping, accounting, stenographic and other office functions (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the entity or entities selected to perform such services;

(c) compensation, if any, of directors of the Fund who are directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator;

(d) all services, other than services of counsel, required in connection with the preparation of registration statements and prospectuses, including amendments and revisions thereto, all annual, semiannual and periodic reports, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities, to the extent that any such materials relate to the business of the Portfolio, to the shareholders thereof or otherwise to the Portfolio, the Portfolio to be treated for these purposes as a separate legal entity and fund; and

(e) supervision and oversight of the Portfolio Management Services provided by each Sub-Adviser, and oversight of all matters relating to compliance by the Fund with applicable laws and with the Fund’s investment policies, restrictions and guidelines, if the Manager has delegated to one or more Sub-Advisers any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services.

4. Nothing in section 3 hereof shall require the Manager to bear, or to reimburse the Fund for:

(a) any of the costs of printing and mailing the items referred to in sub-section (d) of this section 3;

(b) any of the costs of preparing, printing and distributing sales literature;

(c) compensation of directors of the Fund who are not directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator;

(d) registration, filing and other fees in connection with requirements or regulatory authorities;

(e) the charges and expenses of any entity appointed by the Fund for custodial, paying agent, shareholder servicing and plan agent services;

(f) charges and expenses of independent accountants retained by the Fund;

(g) charges and expenses of any transfer agents and registrars appointed by the Fund;

(h) brokers’ commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

(i) taxes and fees payable by the Fund to federal, state or other governmental agencies;

(j) any cost of certificates representing shares of the Fund;

(k) legal fees and expenses in connection with the affairs of the Fund including registering and qualifying its shares with Federal and State regulatory authorities;

(l) expenses of meetings of shareholders and directors of the Fund; and

(m) interest, including interest on borrowings by the Fund.

5. All activities undertaken by the Manager or any Sub-Adviser or Administrator pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Directors of the Fund, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

6. The services to be provided by the Manager and any Sub-Adviser or Administrator hereunder are not to be deemed exclusive and the Manager and any Sub-Adviser or Administrator shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

7. As full compensation for all services rendered, facilities furnished and expenses borne by the Manager hereunder, the Fund shall pay the Manager compensation at the annual rate of 0.350% of the first $1 billion of average net assets and 0.300% on average net assets over $1 billion. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Directors of the Fund may from time to time determine and specify in writing to the Manager. The Manager hereby acknowledges that the Fund’s obligation to pay such compensation is binding only on the assets and property belonging to the Portfolio.

8. If the total of all ordinary business expenses of the Fund as a whole (including investment advisory fees but excluding taxes and portfolio brokerage commissions) for any fiscal year exceeds the lowest applicable percentage of average net assets or income limitations prescribed by any state in which shares of the Portfolio are qualified for sale, the Manager shall pay such excess. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Portfolio and the Fund shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Fund or belonging to the Portfolio are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Fund or the Portfolio, as the case may be.

9. It is understood that any of the shareholders, directors, officers, employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Manager, any affiliated person of the Manager, any organization in which the Manager may have an interest or any organization which may have an interest in the Manager; that the Manager, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the articles of incorporation of the Fund, the limited liability company agreement of the Manager or specific provisions of applicable law.

10. This Agreement shall become effective as of the date of its execution, and

(a) unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on, such approval;

(b) this Agreement may at any time be terminated on sixty days’ written notice to the Manager either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

(c) this Agreement shall automatically terminate in the event of its assignment;

(d) this Agreement may be terminated by the Manager on ninety days’ written notice to the Fund;

Termination of this Agreement pursuant to this section 10 shall be without the payment of any penalty.

11. This Agreement may be amended at any time by mutual consent of the parties, provided that, if required by law (as may be modified by any exemptions received by the Manager), such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the directors of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

12. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act. References in this Agreement to any assets, property or liabilities “belonging to” the Portfolio shall have the meaning defined in the Fund’s articles of incorporation as amended from time to time.

13. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

METROPOLITAN SERIES FUND, INC.,	METLIFE ADVISERS, LLC
on behalf of its BlackRock Money Market Portfolio

By	By

PROXY

BLACKROCK MONEY MARKET PORTFOLIO

OF

METROPOLITAN SERIES FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS

January     , 2010

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the BlackRock Money Market Portfolio of Metropolitan Series Fund, Inc. (the “Company”) hereby appoints Elizabeth M. Forget, Michael P. Lawlor and Peter H. Duffy, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the BlackRock Money Market Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. Eastern Time on March 19, 2010 and at any adjournments thereof, as follows:

1.	To approve, with respect to the BlackRock Money Market Portfolio, the amended and restated subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, LLC.

FOR  [            ]            AGAINST  [             ]            ABSTAIN  [            ]

2.	To approve, with respect to the BlackRock Money Market Portfolio, the amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the BlackRock Money Market Portfolio, and MetLife Advisers, LLC.

FOR  [            ]            AGAINST  [             ]            ABSTAIN  [            ]

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF A PROPERLY EXECUTED PROXY CARD IS RETURNED BUT NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF THE FUND SOLICITS YOUR PROXY AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS. Discretionary authority to vote this proxy in accordance with the recommendation of management of the Fund is hereby conferred as to all other matters as may properly come before the Meeting.

Dated: , 20

Name of Insurance Company

Name and Title of Authorized Officer

Signature of Authorized Officer

BlackRock Money Market Portfolio Name(s) of Separate Account(s) Of the Insurance Company Owning Shares in this Portfolio: Insurance Company Separate Account

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

VOTING INSTRUCTION FORM IN THE

ENCLOSED ENVELOPE TODAY

3 EASY WAYS TO VOTE:

1.	Automated Touch Tone Voting: Call toll-free 1-866-235-4258 and use the control number shown below.

2.	Return the Voting Instruction Form using the enclosed postage-paid envelope.

3.	Visit our website at www.proxy-direct.com to vote electronically.

NOTE: If you vote by phone or electronically, the Fund or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote cast.

Please detach at perforation before mailing.

VOTING INSTRUCTION	METROPOLITAN SERIES FUND, INC.	VOTING INSTRUCTION
BLACKROCK MONEY MARKET PORTFOLIO
VOTING INSTRUCTION FORM FOR THE
Special Meeting of Shareholders – March 19, 2010

[Insurance Company Name Drop-In]

The undersigned hereby instructs the above Insurance Company (the “Insurance Company”) to vote the shares of the Portfolio as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the MetLife Advisers, 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. Eastern Time on March 19, 2010, and at any adjournments thereof.

The Insurance Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct the Insurance Company to vote “FOR” the Proposals. The Insurance Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth as to a Proposal on a properly executed returned voting instruction, the Insurance Company will vote FOR the Proposal. The Insurance Company is authorized to vote in its discretion upon such other business as may properly come before the meeting and any adjournment thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-235-4258
999 9999 9999 999	1234 5678

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

, 20
Date	FILC_19901_030309_VI

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

VOTING INSTRUCTION FORM IN THE

ENCLOSED ENVELOPE TODAY

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ¢

1.	To approve, with respect to the BlackRock Money Market Portfolio, the amended and restated subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, LLC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve, with respect to the BlackRock Money Market Portfolio, the amended and Restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the BlackRock Money Market Portfolio, and MetLife Advisers, LLC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

ILC_19901_030309_VI